UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 17, 2014

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54246	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania	19008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On December 17, 2014, Alliance Bank (the “Bank”), the wholly owned subsidiary of Alliance Bancorp, Inc. of Pennsylvania (the “Company” or the “Registrant”), entered into amended and restated employment agreements with Dennis D. Cirucci, President and Chief Executive Officer of the Company and the Bank, Peter J. Meier, Executive Vice President and Chief Financial Officer of the Company and the Bank, William T. McGrath, Senior Vice President and Chief Lending Officer of the Company and the Bank, and Suzanne J. Ricci, Senior Vice President and Chief Operating Officer of the Company and the Bank (collectively referred to herein as the “Employment Agreements”). The Employment Agreements were amended to, among other things, correct a typographical error and to ratify the extension of the Employment Agreements for an additional year in connection with the Board’s annual review. The terms are extended annually unless either the Bank or the executive gives notice at least 60 days prior to the annual anniversary date that the Employment Agreement shall not be extended. In addition, the agreement with Ms. Ricci was amended to reflect her current title and positions.

For additional information, reference is made to the Employment Agreements included as Exhibits 10.1 through 10.4 hereto, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between Alliance Bank and Dennis D. Cirucci, dated as of December 17, 2014

10.2	Amended and Restated Employment Agreement between Alliance Bank and Peter J. Meier, dated as of December 17, 2014

10.3	Amended and Restated Employment Agreement between Alliance Bank and William T. McGrath, dated as of December 17, 2014

10.4	Amended and Restated Employment Agreement between Alliance Bank and Suzanne J. Ricci, dated as of December 17, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: December 19, 2014	By:	/s/Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer

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